Exhibit 99.1

Contacts: Paul Arling (UEI) 714.820.1000

Becky Herrick (IR Agency) 415.433.3777

UNIVERSAL ELECTRONICS REPORTS FOURTH QUARTER AND

YEAR-END 2011 FINANCIAL RESULTS

- Reports 2011 Net Sales of $468.6 Million, Up 41% over 2010 -

CYPRESS, CA – February 23, 2012 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and twelve months ended December 31, 2011.

Paul Arling, UEI's Chairman and CEO, stated: “Our fourth quarter 2011 net sales were within our expectations and demonstrated strong growth of 15% over last year, and earnings were at the high end of our expectations, at $0.40 per share. In 2011, we maintained focus on improving our operational footing by introducing new innovative products and technologies, gaining market share and expanding geographically.”

“At the 2012 Consumer Electronics Show (CES), we showcased several innovative yet simple-to-use products and technologies that address new growth areas in our industry such as IP-based set-top boxes, “smart” televisions, smartphones, tablets and Over-the-Top services. These innovations continue to demonstrate UEI’s leadership in providing consumers with both the “lean forward” control experience and the familiar “lean back” experience with a remote control. As the face of remote control technology expands to include new platforms, UEI will continue to be at the forefront of developing hardware and software technologies that bring new functionality, enhanced applications and automated setup to the user’s control experience,” concluded Arling.

Financial Results for the Three Months Ended December 31: 2011 Compared to 2010

•	Net sales were $117.6 million, compared to net sales of $102.5 million.
•	Business Category revenue was $103.7 million, compared to $89.1 million. The Business Category contributed 88.2% of total net sales, compared to 86.9%.
•	Consumer Category revenue was $13.9 million, compared to $13.4 million. The Consumer Category contributed 11.8% of total net sales, compared to 13.1%.
•	Adjusted pro forma gross margins were 28.6%, compared to gross margins of 29.7%.
•	Adjusted pro forma operating expenses were $26.2 million, compared to operating expenses of $22.4 million.
•	Adjusted pro forma operating income was $7.4 million, compared to operating income of $8.0 million.
•	Adjusted pro forma net income was $5.9 million, or $0.40 per diluted share, compared to net income of $6.6 million, or $0.45 per diluted share.
•	At December 31, 2011, cash and cash equivalents was $29.4 million.

Financial Results for the Twelve Months Ended December 31: 2011 Compared to 2010

•	Net sales were $468.6 million, compared to net sales of $331.8 million.
•	Adjusted pro forma gross margins were 28.0%, compared to gross margins of 31.8%.

•	Adjusted pro forma operating expenses were $100.2 million, compared to operating expenses of $81.0 million.
•	Adjusted pro forma operating income was $31.0 million, compared to operating income of $24.6 million.
•	Adjusted pro forma net income was $23.6 million, or $1.55 per diluted share, compared to net income of $17.9 million, or $1.27 per diluted share.

Financial Outlook

For the first quarter of 2012, the company expects net sales to range between $104 million and $110 million, compared to $105.7 million in the first quarter of 2011. Adjusted pro forma earnings per diluted share for the first quarter of 2012 are expected to range from $0.19 to $0.25, compared to adjusted pro forma earnings per diluted share of $0.17 in the first quarter of 2011.

For the full 2012 year, the company expects net sales to range between $500 million and $520 million, compared to $468.6 million in 2011. Adjusted pro forma earnings per diluted share for 2012 are expected to range from $1.65 to $1.85, compared to adjusted pro forma earnings per diluted share of $1.55 in 2011.

Conference Call Information

UEI’s management team will hold a conference call today, Thursday, February 23, 2012 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its fourth quarter and year-end 2011 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-655-6895 and for international calls dial 706-758-0299 approximately 10 minutes prior to the start of the conference. The conference ID is 49555937. The conference call will also be broadcast live over the Internet and available for replay for one year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 855-859-2056 and internationally, 404-537-3406. Enter access code 49555937.

Use of Non-GAAP Financial Metrics

Non-GAAP gross margins, Non-GAAP operating expenses, and Non-GAAP net income and earnings per share are supplemental measures of the company's performance that are not required by, and are not presented in accordance with GAAP. The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Non-GAAP gross profit is defined as gross profit excluding charges related to the write-up of inventory and depreciation related to the acquisition. Non-GAAP operating expenses is defined as cash operating expenses excluding acquisition costs, amortization of intangibles and other employee related restructuring costs. Non-GAAP net income is net income from operations excluding the aforementioned items. A reconciliation of Non-GAAP financial results to GAAP results is included at the end of this press release.

About Universal Electronics Inc.

Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems. The company’s broad portfolio of patented technologies and database of infrared control software have been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. UEI sells and licenses wireless control products through distributors and retailers under the One For All® brand name. For additional information, please visit our website at www.uei.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the benefits anticipated by the Company due to continued innovation of products and technologies; the Company’s ability to gain market share; general economic conditions; the consumer electronics and broader retail industries to be weaker than anticipated by management; and other factors described in the Company's filings with the U.S. Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share-related data)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$29,372	$54,249
Accounts receivable, net	82,184	86,304
Inventories, net	90,904	65,402
Prepaid expenses and other current assets	3,045	2,582
Deferred income taxes	6,558	5,896

Total current assets	212,063	214,433
Property, plant, and equipment, net	80,449	78,097
Goodwill	30,820	30,877
Intangible assets, net	32,814	35,994
Other assets	5,350	5,464
Deferred income taxes	7,992	7,806

Total assets	$369,488	$372,671

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,430	$56,086
Draw on line of credit	2,000	—
Notes payable	14,400	35,000
Accrued sales discounts, rebates and royalties	6,544	7,942
Accrued income taxes	5,707	5,873
Accrued compensation	29,204	30,634
Deferred income taxes	50	57
Other accrued expenses	13,967	13,238

Total current liabilities	127,302	148,830
Long-term liabilities:
Deferred income taxes	11,056	11,369
Income tax payable	1,136	1,212
Other long-term liabilities	5	56

Total liabilities	139,499	161,467

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 21,142,915 and 20,877,248 shares issued on December 31, 2011 and 2010, respectively	211	209
Paid-in capital	173,701	166,940
Accumulated other comprehensive income (loss)	938	(489)
Retained earnings	154,016	134,070

	328,866	300,730
Less cost of common stock in treasury, 6,353,035 and 5,926,071 shares on December 31, 2011 and 2010, respectively	(98,877)	(89,526)

Total stockholders’ equity	229,989	211,204

Total liabilities and stockholders’ equity	$369,488	$372,671

UNIVERSAL ELECTRONICS INC.

CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net sales	$117,645	$102,505	$468,630	$331,780
Cost of sales	84,285	73,863	338,569	227,931

Gross profit	33,360	28,642	130,061	103,849
Research and development expenses	2,992	2,765	12,267	10,709
Selling, general and administrative expenses	24,102	21,145	91,218	71,839

Operating income	6,266	4,732	26,576	21,301
Interest (expense) income, net	(60)	(65)	(270)	34
Other (expense) income, net	(304)	461	(1,075)	523

Income before provision for income taxes	5,902	5,128	25,231	21,858
Provision for income taxes	988	1,362	5,285	6,777

Net income	$4,914	$3,766	$19,946	$15,081

Earnings per share:
Basic	$0.33	$0.26	$1.34	$1.10

Diluted	$0.33	$0.26	$1.31	$1.07

Shares used in computing earnings per share:
Basic	14,763	14,344	14,912	13,764

Diluted	14,919	14,737	15,213	14,106

UNIVERSAL ELECTRONICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2011	2010	2009
Cash provided by operating activities:
Net income	$19,946	$15,081	$14,675
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,335	8,059	6,801
Provision for doubtful accounts	277	931	435
Provision for inventory write-downs	5,625	3,514	4,179
Deferred income taxes	(1,043)	(559)	(1,036)
Tax benefit from exercise of stock options and vested restricted stock	280	231	408
Excess tax benefit from stock-based compensation	(439)	(290)	(250)
Shares issued for employee benefit plan	729	566	741
Stock-based compensation	4,511	4,966	4,312
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	3,142	13,192	(4,278)
Inventories	(30,597)	(5,102)	(1,053)
Prepaid expenses and other assets	(345)	950	552
Accounts payable and accrued expenses	(4,319)	922	(2,201)
Accrued income and other taxes	(302)	(4,322)	702

Net cash provided by operating activities	14,800	38,139	23,987

Cash used for investing activities:
Acquisition of Enson, net of cash acquired	—	(74,271)	—
Term deposit	—	49,246	(49,246)
Acquisition of property, plant, and equipment	(13,630)	(8,440)	(6,171)
Acquisition of intangible assets	(1,064)	(1,378)	(1,172)
Acquisition of assets from Zilog	—	—	(9,502)

Net cash used for investing activities	(14,694)	(34,843)	(66,091)

Cash (used for) provided by financing activities:
Issuance of debt	4,200	41,000	—
Payment of debt	(22,800)	(9,834)	—
Proceeds from stock options exercised	1,677	1,964	3,275
Treasury stock purchased	(9,785)	(10,145)	(7,747)
Excess tax benefit from stock-based compensation	439	290	250

Net cash (used for) provided by financing activities	(26,269)	23,275	(4,222)
Effect of exchange rate changes on cash	1,286	(1,338)	104

Net (decrease) increase in cash and cash equivalents	(24,877)	25,233	(46,222)
Cash and cash equivalents at beginning of year	54,249	29,016	75,238

Cash and cash equivalents at end of year	$29,372	$54,249	$29,016

Supplemental Cash Flow Information — Income taxes paid, net of refunds, were $8.1 million, $11.7 million, and $8.1 million in 2011, 2010, and 2009, respectively. We had interest payments of $0.4 million in 2011 and $0 in both 2010 and 2009.

UNIVERSAL ELECTRONICS INC.

RECONCILIATION OF ADJUSTED PRO FORMA FINANCIAL RESULTS

(In thousands)

(Unaudited)

	Three Months Ended December 31, 2011			Three Months Ended December 31, 2010
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$117,645	$—	$117,645	$102,505	$—	$102,505
Cost of sales (1)	84,285	(277)	84,008	73,863	(1,799)	72,064

Gross profit	33,360	277	33,637	28,642	1,799	30,441
Research and development expenses	2,992	—	2,992	2,765	—	2,765
Selling, general and administrative expenses (2)	24,102	(890)	23,212	21,145	(1,498)	19,647

Operating income	6,266	1,167	7,433	4,732	3,297	8,029
Interest (expense) income, net	(60)	—	(60)	(65)	—	(65)
Other (expense) income, net	(304)	—	(304)	461	—	461

Income before provision for income taxes	5,902	1,167	7,069	5,128	3,297	8,425
Provision for income taxes (3)	988	179	1,167	1,362	487	1,849

Net income	$4,914	$988	$5,902	$3,766	$2,810	$6,576

Earnings per share diluted	$0.33	$0.07	$0.40	$0.26	$0.19	$0.45

	Twelve Months Ended December 31, 2011			Twelve Months Ended December 31, 2010
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$468,630	$—	$468,630	$331,780	$—	$331,780
Cost of sales (1)	338,569	(1,108)	337,461	227,931	(1,799)	226,132

Gross profit	130,061	1,108	131,169	103,849	1,799	105,648
Research and development expenses	12,267	—	12,267	10,709	—	10,709
Selling, general and administrative \expenses (2)	91,218	(3,292)	87,926	71,839	(1,498)	70,341

Operating income	26,576	4,400	30,976	21,301	3,297	24,598
Interest (expense) income, net	(270)	—	(270)	34	—	34
Other (expense) income, net	(1,075)	—	(1,075)	523	—	523

Income before provision for income taxes	25,231	4,400	29,631	21,858	3,297	25,155
Provision for income taxes (3)	5,285	765	6,050	6,777	487	7,264

Net income	$19,946	$3,635	$23,581	$15,081	$2,810	$17,891

Earnings per share diluted	$1.31	$0.24	$1.55	$1.07	$0.20	$1.27

(1)	To reflect depreciation expense of $0.3 million and $1.1 million for the three and twelve months ending December 31, 2011, respectively, relating to the mark-up in fixed assets from cost to fair value as part of the Enson Assets Limited acquisition.

(2)	To reflect $0.9 million and $3.3 million of amortization expense for the three and twelve months ended December 31, 2011, respectively, relating to intangible assets acquired as part of the Enson Assets Limited and Zilog acquisitions.

(3)	To reflect the tax effect of the adjustments.